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                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES

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

                                                                                                                      PROFORMA FOR
                                                                                                                       YEAR ENDED
                                                                      YEAR ENDED DECEMBER 31,                         DECEMBER 31,
                                               ---------------------------------------------------------------------  ------------
(IN THOUSANDS EXCEPT RATIOS)                      2001           2000           1999          1998           1997          2001
                                               ---------      ---------      ---------      ---------      ---------  ------------
EARNINGS:
Income (loss) before income taxes and
  minority interests                           $(166,392)     $ (26,954)     $  36,202      $  37,375      $  39,085  $  (133,305)
Minority interests on preferred securities
  of subsidiary trusts                            (6,827)        (6,601)        (6,601)        (3,114)        (2,641)     (28,163)
Cash distributions from consolidated
  subsidiaries                                    26,748         30,326         11,844         10,517         11,874       26,748
Fixed charges as below                            97,192         83,808         59,755         38,981         34,117      191,852
                                               ---------      ---------      ---------      ---------      ---------  -----------
Total                                          $ (49,279)     $  80,579      $ 101,200      $  83,759      $  82,435  $    57,132
                                               =========      =========      =========      =========      =========  ===========

FIXED CHARGES:
Interest expense                               $  90,365      $  77,207      $  53,154      $  35,867      $  31,476  $   163,689
Minority interests on preferred securities
  of subsidiary trusts                             6,827          6,601          6,601          3,114          2,641       28,163
                                               ---------      ---------      ---------      ---------      ---------  -----------
                                               $  97,192      $  83,808      $  59,755      $  38,981      $  34,117  $   191,852
                                               =========      =========      =========      =========      =========  ===========

RATIO OF EARNINGS TO FIXED CHARGES                 (0.51)          0.96           1.69           2.15           2.42         0.30
                                               =========      =========      =========      =========      =========  ===========


COMPUTATION OF MODIFIED RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES

                                                                                                                      PROFORMA FOR
                                                                                                                       YEAR ENDED
                                                                      YEAR ENDED DECEMBER 31,                         DECEMBER 31,
                                               ---------------------------------------------------------------------  ------------
(IN THOUSANDS EXCEPT RATIOS)                      2001           2000           1999          1998           1997          2001
                                               ---------      ---------      ---------      ---------      ---------  ------------
EARNINGS:
Income (loss) before income taxes and
  minority interests                           $(166,392)     $ (26,954)     $  36,202      $  37,375      $  39,085  $  (133,305)
Minority interests on preferred securities
  of subsidiary trusts                            (6,827)        (6,601)        (6,601)        (3,114)        (2,641)     (28,163)
Restructuring charge                              24,916             --             --             --             --       24,916
Minority interests                               163,544         73,436         22,927          4,238         (1,710)     163,544
Minority interests relating to restructuring
  charge                                          (3,544)            --             --             --             --       (3,544)
Fixed charges as below                            42,267         36,406         25,125         18,660         15,137      136,927
                                               ---------      ---------      ---------      ---------      ---------  -----------
Total                                          $  53,964      $  76,287      $  77,653      $  57,159      $  49,871  $   160,375
                                               =========      =========      =========      =========      =========  ===========

FIXED CHARGES:
Interest expense                               $  90,365      $  77,207      $  53,154      $  35,867      $  31,476  $   163,689
Minority interests on preferred securities
  of subsidiary trusts                             6,827          6,601          6,601          3,114          2,641       28,163
Interest expense of Consolidated Subsidiaries    (54,925)       (47,402)       (34,630)       (20,321)       (18,980)     (54,925)
                                               ---------      ---------      ---------      ---------      ---------  -----------
                                               $  42,267      $  36,406      $  25,125      $  18,660      $  15,137  $   136,927
                                               =========      =========      =========      =========      =========  ===========

MODIFIED RATIO OF EARNINGS TO FIXED CHARGES         1.28           2.10           3.09           3.06           3.30         1.15
                                               =========      =========      =========      =========      =========  ===========

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